                                ARRIS GROUP, INC.
                              EMPLOYEE SAVINGS PLAN

                                   EXHIBIT 23
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-68018) pertaining to the ARRIS Group, Inc. Employee Savings Plan of our report dated June 10, 2004, with respect to the financial statements and schedule of the ARRIS Group, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


                                                /s/ ERNST & YOUNG LLP


Atlanta, Georgia
June 25, 2004